Peter R.P. Evelyn, Q.C.
                                Attorney at Law
                           Wothersal House, St. John
                             Barbados, West Indies


                                                     May 8, 2002



Board of Directors
Integon Re (Barbados), Limited
One Financial Place
Collymore Rock
St. Michael, Barbados


                  Re:      Participating Stock-Registration
                           Statement on Form S-1
                           --------------------------------

Gentlemen:

          Reference is made to the Registration Statement on Form S-1 (the "Registration Statement") of Integon Re (Barbados), Limited, a Barbados corporation (the "Company"), File No. 333-34088, filed with the United States Securities and Exchange Commission under the Securities Act of 1993, as amended, in connection with the proposed offer and sale by the Company of up to 30,000 shares of Participating Stock, no par value (the "Shares").

          As counsel to the Company, I have examined the corporate proceedings and such other legal matters relating to the Shares as I deemed relevant to the opinions expressed below.

          Based on such examination, I am of the opinion that:

          1. The Company is a corporation duly organized and existing under the laws of Barbados.



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Integon Re (Barbados), Limited
May 8, 2002
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          2.   The Company has corporate power to authorize, issue and sell the
               Shares.

          3. Upon the issuance and sale, the Shares shall be duly and validly issued and outstanding, fully paid and non- assessable.

                                                      Yours faithfully,

                                                      s/Peter R.P. Evelyn

                                                      Peter R.P. Evelyn